                                                                      EXHIBIT 99

NEWS RELEASE
FOR IMMEDIATE RELEASE

                                                   Contact: Julia Wallace Potter
                                                                  (312) 255-5055
                                                            jpotter@diamtech.com

                                                                  Margaret Boyce
                                                                  (312)-255-5784
                                                             boycem@diamtech.com


               DIAMOND TECHNOLOGY PARTNERS REPORTS SECOND QUARTER
                            FISCAL YEAR 2001 RESULTS
                Revenue Increases 97%, Net Income Increases 131%

CHICAGO, October 19, 2000--Diamond Technology Partners Incorporated (Nasdaq:
DTPI), an e-business services firm, today announced results for the second quarter fiscal year 2001 (ended September 30, 2000). Revenue for the second quarter increased to $59.9 million, a 97% increase over $30.5 million reported for the second quarter of fiscal year 2000, and a 15% sequential increase over first quarter fiscal 2001. Net income for the quarter increased 131% to $8.3 million, or $0.28 per diluted share, from $3.6 million, or $0.14 per diluted share, reported for the second quarter of the prior fiscal year. On a cash EPS basis, which excludes goodwill amortization, Diamond reported $0.29 per diluted share.

For the first half of fiscal year 2001, revenue was $112.0 million, a 99% increase over $56.2 million for the first half of fiscal year 2000. Net income for the first half was $15.6 million, or $0.52 per diluted share, a 135% increase over $6.6 million, or $0.27 per diluted share, for the first half of fiscal year 2000.

"We delivered another strong quarter, marked by superior execution and continued strong demand for our digital strategy and solutions delivery capabilities. The Global 2000 are increasingly seeking our expertise to transform their businesses. This demand is for innovation, not optimization of current businesses. And, we are at the very early stages of this cycle. This is not a time for CEOs to be complacent," said Diamond's Chairman and CEO Mel Bergstein. "We are also pleased with the strong levels of demand we are seeing in Europe for our digital strategy consulting work. In the second quarter, 7% of our revenue was generated by international clients. This is up from 4% last quarter."

                                    (more)

DIAMOND TECHNOLOGY PARTNERS SECOND QUARTER FY2001 RESULTS/PAGE 2


Diamond added net 126 client-serving professionals in the second quarter, bringing total consultant headcount to 632 as of September 30, 2000. The majority of these new consultants were campus recruits from last year's recruiting efforts. Annualized revenue per professional was $421,000 in the second quarter. Total (voluntary and involuntary) annualized consultant turnover in the quarter was 11%.

Nineteen clients billed over $1 million in the quarter, an increase from 17 in the prior quarter and 10 clients a year ago. The average revenue generated from each client increased 26% from last quarter to $982,000 in the second quarter of fiscal year 2001 and 126% from $435,000 in the year-ago period. The company did work for 61 clients in the quarter, with the top five clients representing 35% of revenue. Concentration for the top five clients is up slightly from 31% in the first quarter, but down significantly from 42% for the year-ago period. Eighty-seven percent of the revenue in the quarter was from repeat clients.

"We historically have seen the largest jump in professional headcount in our second quarter because of the seasonality of our campus recruiting programs," explained Bergstein. "And the class of new consultants we added this quarter is the largest since the company was founded. In addition, our DMS solutions delivery capability continues to thrive, resulting in deeper, more meaningful client relationships, which are reflected in the increased revenue per client numbers."

On September 11, 2000, Diamond announced that it had signed an agreement to merge with European-based Cluster Consulting. The combined company, which will be known as DiamondCluster International, will leverage Diamond's innovative work in creating and implementing digital strategies with Cluster Consulting's leading-edge broadband wireless and application expertise.

"The reaction to our merger announcement has been overwhelmingly positive, from clients and employees alike," said Diamond President Adam Gutstein. "While the deal is not expected to close until the end of the calendar year, we have already made great strides on the integration front and in many ways are working together as a "one-firm" firm. We have more than a dozen joint proposals in the works and are already working on four joint projects. We are also going to campuses as DiamondCluster International in both the U.S. and in Europe, and are getting a very positive response to the merger story there."

"While the integration is very important, we are not taking our eye off the business," Bergstein continued. "We are continuing to excel at what we each do today--creating and delivering leading-edge digital strategy solutions to our clients and delivering industry leading results to our shareholders. Both firms are enthusiastic and determined to integrate as quickly and efficiently as possible, and we are very excited about the business potential of the combined firm."

About Diamond

Diamond Technology Partners Incorporated is an e-business services firm that helps clients develop and implement digital strategies--business strategies for the digital age. These digital strategies typically transform client business models and create dramatically different e-businesses that deliver sustained market leadership. Headquartered in Chicago, the company serves clients worldwide across a range of industries including financial services, consumer and industrial products and

DIAMOND TECHNOLOGY PARTNERS SECOND QUARTER FY2001 RESULTS/PAGE 3


services, telecommunications and energy, healthcare and insurance. Diamond's Web site can be found at www.diamtech.com.

Conference Call

Management from Diamond Technology Partners and Cluster Consulting will host a conference call on Thursday, October 19, 2000 at 9:00am ET to discuss the results of the quarter. Domestic participants should call 888-890-6819, and international callers should dial 847-619-6479. The call will also be broadcast live and archived via Diamond's web site at www.diamtech.com.


                                     (more)

Forward Looking Statements

Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws. Forward-looking statements involve risks and uncertainties and speak only as of the date of this release. Actual results may differ materially due to such factors as the ability of the Company to successfully integrate acquisitions, possible termination of projects by major clients, variations in the timing, initiation or completion of client assignments, recruitment and retention of personnel, absence of long-term contracts with clients, growth management, project risks, and technological advances. Material risks and uncertainties are highlighted in our filings with the SEC including the Form 10-Q for the quarter ended June 30, 2000, as well as the preliminary Form S-4 associated with the proposed merger between Diamond and Cluster, which we filed on October 12, 2000.


                                     # # #

DIAMOND TECHNOLOGY PARTNERS SECOND QUARTER FY2001 RESULTS/PAGE 4



                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                  September 30,       March 31,
                        ASSETS                                                       2000               2000
                                                                                  -------------       ---------
                                                                                   (unaudited)
Current assets:
     Cash and cash equivalents                                                     $  209,973         $  182,945
     Accounts receivable, net of allowance of $1,620 and $1,279 as of September 30, 2000 and March 31, 2000, respectively
                                                                                       17,318             10,596
     Taxes receivable
                                                                                        8,908             13,874
     Prepaid expenses and deferred taxes
                                                                                        9,588              7,144
                                                                                   -----------        -----------

Total current assets
                                                                                      245,787            214,559

Computers, equipment and training software, net
                                                                                        9,433              8,214
Other assets
                                                                                       21,167             15,981
Goodwill, net
                                                                                       15,525             10,656
                                                                                   -----------        -----------

Total assets                                                                       $  291,912         $  249,410
                                                                                   ===========        ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                              $    5,787         $    3,759
     Accrued expenses and other
                                                                                       38,853             26,833
                                                                                   -----------        -----------

Total current liabilities
                                                                                       44,640             30,592

Note payable, less current portion
                                                                                            -                500
                                                                                   -----------        -----------

Total liabilities
                                                                                       44,640             31,092
                                                                                   -----------        -----------

Stockholders' equity:
     Common stock, 24,559 shares outstanding as of September 30, 2000 and 23,889 shares outstanding as of March 31, 2000
                                                                                      198,068            185,100

DIAMOND TECHNOLOGY PARTNERS SECOND QUARTER FY2001 RESULTS/PAGE 5


     Unrealized gain on investments
                                                                                       1,012                539
     Cumulative translation adjustment
                                                                                         (61)                  -
      Retained earnings
                                                                                       48,253             32,679
                                                                                     ---------          ---------

Total stockholders' equity
                                                                                      247,272            218,318
                                                                                     ---------          ---------

Total liabilities and stockholders' equity                                           $291,912           $249,410
                                                                                     =========          =========

       DIAMOND TECHNOLOGY PARTNERS SECOND QUARTER FY2001 RESULTS/PAGE 6


                   DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)


                                                 For the Three Months Ended       For the Six Months Ended
                                                 ---------------------------     -------------------------
                                                    Sept 30,     Sept 30,           Sept 30,     Sept 30,
                                                      2000         1999               2000         1999
                                                    --------     --------           --------     --------
                                                         (unaudited)                     (unaudited)
NET REVENUES                                        $59,878      $30,467            $112,036     $56,185
                                                    -------      -------            --------     -------
OPERATING EXPENSES:
     Project personnel and related expenses          31,758       16,198              59,458      30,143
     Professional development and recruiting          6,337        3,052              11,136       5,137
     Marketing and sales                              2,981        1,534               6,250       3,132
     Management and administrative support            8,006        4,095              14,962       7,580
     Goodwill amortization                              396           70                 704         124
                                                    -------      -------            --------     -------
TOTAL OPERATING EXPENSES                             49,478       24,949              92,510      46,116
                                                    -------      -------            --------     -------
INCOME FROM OPERATIONS                               10,400        5,518              19,526      10,069
OTHER INCOME, NET                                     3,282          413               6,005         778
                                                    -------      -------            --------     -------
INCOME BEFORE INCOME TAXES                           13,682        5,931              25,531      10,847
INCOME TAXES                                          5,336        2,313               9,957       4,230
                                                    -------      -------            --------     -------
NET INCOME                                          $ 8,346      $ 3,618            $ 15,574     $ 6,617
                                                    =======      =======            ========     =======
BASIC EARNINGS PER SHARE                            $  0.34      $  0.18            $   0.64     $  0.33
                                                    =======      =======            ========     =======
DILUTED EARNINGS PER SHARE                          $  0.28      $  0.14            $   0.52     $  0.27
                                                    =======      =======            ========     =======

       DIAMOND TECHNOLOGY PARTNERS SECOND QUARTER FY2001 RESULTS/PAGE 7


COMMON SHARES OUTSTANDING           24,231     20,415     24,198     20,359

COMMON SHARES ASSUMING DILUTION     29,859     25,009     29,768     24,457